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                             BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                    SEPTEMBER 30                          SEPTEMBER 30
                                          ---------------------------------    -----------------------------------
                                              2004               2003               2004               2003
                                          --------------     --------------    ----------------   ----------------
BASIC:
   Average number of shares
      outstanding                            14,640,781         14,558,195          14,622,936         14,556,752
                                          ==============     ==============    ================   ================

      Net income                             $3,460,428         $8,121,996         $23,223,608        $22,954,868
                                          ==============     ==============    ================   ================

      Per share amount                             $.24               $.56              $ 1.59             $ 1.58
                                          ==============     ==============    ================   ================


DILUTED:
   Average number of shares
      outstanding                            14,640,781         14,558,195          14,622,936         14,556,752
   Dilutive stock options--based on
      treasury stock method using
      average market price                      143,941            184,145             172,475            141,119
                                          --------------     --------------    ----------------   ----------------

      Totals                                 14,784,722         14,742,340          14,795,411         14,697,871
                                          ==============     ==============    ================   ================

      Net income                             $3,460,428         $8,121,996         $23,223,608        $22,954,868
                                          ==============     ==============    ================   ================

      Per share amount                             $.23               $.55              $ 1.57             $ 1.56
                                          ==============     ==============    ================   ================

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